EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-92986) pertaining to the Alamo Group, Inc. 1994 Incentive Stock Option Plan of our report dated March 1, 2000, with respect to the consolidated financial statements of Alamo Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                    ERNST & YOUNG LLP



San Antonio, Texas
March 24, 2000